SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ---------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)       December 7, 1999
                                                 -------------------------------


                                NBT Bancorp Inc.
--------------------------------------------------------------------------------
                  (Exact Name of Registrant as Specified in Charter)


         Delaware                      0-14703                  16-1268674
--------------------------------------------------------------------------------
   (State or Other Jurisdiction      (Commission              (IRS Employer
         of Incorporation)           File Number)         Identification Number)


   52 South Broad Street, Norwich, New York                         13815
--------------------------------------------------------------------------------
(Address of Principal Executive Office)                           (Zip Code)


Registrant's telephone number, including area code        607/337-2265
                                                    ----------------------------


                                      N/A
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

         On December 7, 1999, NBT Bancorp Inc., a Delaware corporation ("NBT"), and Pioneer American Holding Company Corp., a Pennsylvania corporation ("Pioneer American"), announced that they had entered into an Agreement and Plan of Merger, dated as of December 7, 1999 (the "Merger Agreement").

         Pursuant to the Merger Agreement, Pioneer American will merge with and into NBT, with NBT being the surviving corporation (the "Merger"). Shareholders of Pioneer American will receive a fixed ratio of 1.805 shares of NBT common stock for each share exchanged. Based on the December 7, 1999, closing price of NBT common stock on the Nasdaq National Market, NBT will issue approximately 5.2 million shares and share equivalents in exchange for all of the Pioneer American common stock and share equivalents outstanding. Pioneer American has provided NBT an option to acquire up to 569,997 shares of Pioneer American's common stock (equivalent to 19.9% of Pioneer American's common stock currently outstanding) exercisable in the event of certain circumstances involving transactions with third parties, acts of third parties, or break-up of the Merger Agreement. The Merger is subject to the approval of each company's shareholders and of banking regulators. The Merger is expected to close in the second quarter of 2000 and is intended to be accounted for as a pooling-of-interests and to qualify as a tax-free exchange for Lake Ariel shareholders. The transaction is valued at $84.48 million or $29.33 per share for the outstanding common stock of Pioneer American.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

                  (a) Not Applicable.

                  (b) Not Applicable.

                  (c) Exhibits.


         The  following   exhibits  are  filed  with  this  Current   Report  or
incorporated by reference into this Current Report on Form 8-K:


Exhibit
Number            Description
-------           -----------

2.1 Agreement and Plan of Merger, dated as of December 7, 1999, by and among NBT Bancorp Inc., Levon Acquisition Company and Pioneer American Holding Company Corp. *

2.2 The Directors' Agreement, dated as of December 7, 1999, is part of the Agreement and Plan of Merger, which is filed as
                  Exhibit 2.1 above.

2.3 Stock Option Agreement, dated December 7, 1999, by and between Pioneer American Holding Company Corp. as "Issuer" and NBT Bancorp Inc. as "Grantee." *

2.4               Form of Employment Agreement with John W. Reuther. *

2.5               Form of Change-in-Control Agreement. *

2.6               Shareholders Voting Agreement. *

99.1              Press release, dated December 8, 1999.

*    Incorporated  by  reference  to the  corresponding  exhibit  number  in the
Registrant's  Schedule 13D filed by the  Registrant on December 16, 1999    with
respect to Pioneer American Holding Company Corp., File No. 0-14506.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             NBT BANCORP INC.


                                             By:  /s/ Daryl R. Forsythe
                                                  ------------------------------
                                                  Name: Daryl R. Forsythe
                                                  Title: President and Chief
                                                         Executive Officer

Date:  December 16, 1999.

                                  EXHIBIT INDEX

99.1              Press release, dated December 8, 1999.